General Assignment of Contract and Asset Purchase

THIS AGREEMENT is dated for reference the 28th day of November, 2024

BETWEEN: **AF Redwater, Inc.,** a company incorporated under the laws of the Province of Alberta, having its registered address at: c/o Jolie Kahn, 430 Park Avenue, 19th floor, NY, NY 10022 USA

(the "Assignee" or "Purchaser")

AND:

RIVOGENIX ENERGY CORP, a company incorporated under the laws of the Province of British Columbia, having its registered office located at 2489 Bellevue Ave, West Vancouver, British Columbia, V7V 1E1

(the "Assignor" or "Seller")

WHEREAS:

A. Immediately prior to the date hereof, the Assignor was a party to, and possessed rights in, two Asset Purchase Agreements, one with True North Data Solutions Ltd., dated November 18, 2024 (the "TNDS APA") and one with Comgen Power Solutions, Ltd., dated October 18, 2024 (the "CPS APA"), and with the executed and delivered General Assignment of Contract and other ancillary agreements entered into in connection with both, collectively, the "Assigned Agreements").

B. Pursuant to the Assigned Agreements the Assignor must deliver this Agreement to the Assignee on the closing of the transaction contemplated thereby (the "Closing Date").

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and the mutual covenants and agreements herein contained, and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the Assignor and the Assignee covenant and agree as follows:

(1) For the purposes of this Agreement:

(a) "Benefits" means the Contract, any and all benefits and advantages due or accruing due or at any time after the Closing Date coming due thereunder or any extensions or renewals thereof, and the benefit of all covenants, representations and warranties in respect thereof;

(b) "Contract" means the Assigned Agreements; ";

(2) As and from the Closing Date, the Assignor hereby grants, assigns, transfers, and sets over absolutely and unconditionally unto the Assignee all of the Assignor's right, title and interest both at law and in equity in and to the Contract and Benefits.

(3) The Assignor agrees that the Assignee is to have and to hold the Contract and Benefits for its sole use and benefit forever.

(4) The Assignor represents and warrants to the Assignee that:

(a) the Assignor has full right and authority to assign the Contract and Benefits as contemplated hereby;

(b) the Assignor's interests under the Contract are free and clear of all liens, charges, encumbrances and judgments of any nature or kind whatsoever; and

(c) the Contract is good, valid, and subsisting and the Assignor has observed and performed each and every covenant, agreement and obligation of the Assignor under the Contract required to be observed or performed by it to the Closing Date.

(d) the representations and warranties on Schedule (4) are true, complete and correct, and all capitalized terms thereon are used as defined in the Contract.

(5) The Assignor will indemnify, defend and save harmless the Assignee from and against any and all actions, suits, losses, damages and expenses which the Assignee may suffer or incur or be put to by reason of any of the warranties or representations set forth in section (4) of this Agreement being untrue or incorrect.

(6) As and from the Closing Date, the Assignee assumes and agrees to observe, perform, be bound by and be liable under, as an obligation of the Assignee, each and every covenant, agreement and obligation of the Assignor under the Contract required to be observed or performed on or after the Closing Date, and hereby agrees to indemnify, defend and save harmless the Assignor from and against any and all actions, suits, losses, damages and expenses which the Assignor may suffer or incur or be put to by reason of the failure of the Assignee to do any of the same on or after the Closing Date.

(7) The Assignor expressly authorizes the Assignee to collect, demand, sue for, enforce, recover, and receive, dispose of, realize or enforce the Contract as the Assignee may deem advisable and without prejudice to any rights which the Assignee may have against the Assignor.

(8) This Agreement shall be binding upon and enure to the benefit of the parties and their respective successors and assigns.

(9) The invalidity or unenforceability of any provision of this Agreement or any part thereof shall not affect the validity or enforceability of the remainder of this Agreement or such provision.

(10) This Agreement shall be governed by and construed in accordance with the law of Alberta.

(11) The Assignor represents and warrants that it has the consent of each seller/assignor under each of the TNDS APA and the CPS APA to enter into this Agreement and that the Contract is enforceable against each seller under each of the TNDS and CPS as if Assignee were the Assignee.

(12) Assignor also at the time of closing executes and delivers the bill of sale attached hereto as Exhibit (12).

IN WITNESS WHEREOF the parties have executed this Agreement as of the date first above written.

RIVOGENIX ENERGY CORP

Per: Signed by: Kevin Beaulieu
DC501391ABBD453...

Authorized signatory

AF REDWATER, INC.

Per: Signed by: Jolie Kahn
1C94FC5EDA794F4...

Authorized signatory

SCHEDULE (4)

The Vendor represents and warrants to the Purchaser that the statements contained in this Schedule (4) are true and correct as of the date hereof.

Section 1.01 Corporate Status and Extra-Provincial Registrations of the Vendor

The Vendor is a corporation incorporated and validly existing under the Law of the Province of British Columbia and has not been discontinued or dissolved under such Law. No steps or proceedings have been taken to authorize or require such discontinuance or dissolution. The Vendor has the corporate power and capacity to own, operate or lease the Purchased Assets. The Vendor is duly licensed or registered to carry on business in each jurisdiction in which the ownership of the Purchased Assets makes such licensing or registration necessary.

Section 1.02 Authority of the Vendor

The Vendor has the corporate power and capacity to enter into this Agreement and the other Transaction Documents to which the Vendor is a party, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by the Vendor of this Agreement and any other Transaction Document to which the Vendor is a party, the performance by the Vendor of its obligations hereunder and thereunder and the consummation by the Vendor of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of the Vendor. This Agreement has been duly executed and delivered by the Vendor, and (assuming due authorization, execution and delivery by the Purchaser) this Agreement constitutes a legal, valid and binding obligation of the Vendor enforceable against the Vendor in accordance with its terms. When each other Transaction Document to which the Vendor is or will be a party has been duly executed and delivered by the Vendor (assuming due authorization, execution and delivery by each other party thereto), such Transaction Document will constitute a legal and binding obligation of the Vendor enforceable against it in accordance with its terms.

Section 1.03 No Conflicts; Consents

The execution, delivery and performance by the Vendor of this Agreement and the other Transaction Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not:

(a) conflict with or result in a violation or breach of, or default under, any provision of the Articles, by-laws or any unanimous shareholder agreement of the Vendor;

(b) conflict with or result in a violation or breach of any provision of any Law or Governmental Order applicable to the Vendor or the Purchased Assets;

(c) require the consent, notice or other action by any Person, including but not limited to the original sellers of the Purchased Assets under, conflict with, result in a violation or breach of, constitute a default or an event that, with or without notice or lapse of time or both, would constitute a default under, result in the acceleration of or create in any party the right to accelerate, terminate, modify or cancel any Assigned Contract or Permit to which the Vendor is a party or by which the Vendor is bound or to which any of the Purchased Assets are subject (including any Assigned Contract);

(d) require the consent of the Vendor's shareholders; or

(e) result in the creation or imposition of any Encumbrance on the Purchased Assets.

No consent, approval, Permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to the Vendor in connection with the execution and delivery of this Agreement or any of the other Transaction Documents.

Section 1.04 Title to Purchased Assets

The Vendor has good and valid title to all of the Purchased Assets. All such Purchased Assets (including leasehold interests) are free and clear of Encumbrances.

Section 1.05 Condition and Sufficiency of Assets

The Facility, the Miners, Equipment and the Plant are, as applicable, structurally sound, are in good operating condition and repair, and are adequate for the uses to which they are being put, and none of the Facility, the Miners or the Plant, including all parts, components, accessories and attachments thereto, are in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost.

Section 1.06 Assigned Contracts

Each Assigned Contract is valid and binding on the Vendor in accordance with its terms and is in full force and effect. None of the Vendor or, to the Vendor's Knowledge, any other party thereto is in breach of or default under (or is alleged to be in breach of or default under), or has provided or received any notice of any intention to terminate, any Assigned Contract. No event or circumstance has occurred that, with notice or lapse of time or both, would constitute an event of default under any Assigned Contract or result in a termination thereof or would cause or permit the acceleration or other changes of any right or obligation or the loss of any benefit thereunder. Complete and correct copies of each Assigned Contract (including all modifications, amendments and supplements thereto and waivers thereunder) have been made available to the Purchaser. There are no material disputes pending or threatened under any Contract included in the Purchased Assets.

Section 1.07 Technology

(a) The Vendor either owns or holds valid leases, licences, services agreements, and/or other right to use and be provided with all the Information Technology that forms part of the Purchased Assets, and the Vendor's current use of such Information Technology does not exceed the scope of the rights granted to the Vendor to use such Information Technology, including any applicable limitation upon the usage, type or number of licenses, users, hardware, time, services, or systems.

(b) The Vendor possess the source code for all versions of Software products included in the Purchased Assets. None of the source code for any Software included in the Purchased Assets has been licensed or provided to, or used or accessed by, any Person other than employees, consultants or independent contractors of the Vendor who have entered into written confidentiality contracts with respect to such source code;

(c) There is no Open Source Software that:

(i) forms part of the Purchased Assets;

(ii) was, or is, used by the Vendor in connection with the operation of the Purchased Assets; or

(iii) is not used in accordance with its respective licence agreement or is used in a manner that would cause any Information Technology that forms part of the Purchased Assets to be subject to a licence agreement or any provision thereof that requires as a condition of use, modification, or distribution of the Software which it governs, that such Software be disclosed or distributed in source code form; made available for use by the general public; or when combined with other software, automatically deemed (including that such combined Software be deemed) a part of the public domain; subject to the rights of other Persons to modify it;

(d) None of the terms governing the use of the Open Source Software (if any) that forms part of the Purchased Assets conflicts or shall conflict, either directly or indirectly, with the obligations, representations, warranties and covenants of the Vendor or the rights of the Purchaser as set out in this Agreement and the Vendor has not received notice of any circumstances which indicate a pending or threatened breach of this representation and warranty;

(e) No source code for any Software forming part of the Purchased Assets has been disclosed, delivered, licensed, or otherwise made available to any Person who is not, as of the date of this Agreement, an employee or contractor of the Vendor engaged to provide services relating to such Purchased Assets and subject to written confidentiality obligations with respect thereto. The Vendor has no duty or obligation (whether present, contingent or otherwise) to disclose, deliver, license or otherwise make available the source code for Software to any Person. No event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or could reasonably be expected to, result in the delivery, licence or disclosure of any source code for any Software to any other Person who is not, as of the date of this Agreement, an employee or contractor of the Vendor engaged to provide services relating to such Purchased Assets and subject to written confidentiality obligations with respect thereto;

(f) The Vendor has used industry best practices at all times to protect all the Information Technology that forms part of the Purchased Assets and any confidential or proprietary information of Vendor or of third parties in the possession or control of the Vendor from unauthorized intrusion, access, use, disclosure or modification, and to adequately archive and back-up such Information Technology and confidential and proprietary information for back-up and disaster recovery purposes, including by obtaining enforceable written agreements to maintain the confidentiality of the foregoing from all Persons with whom such information has been shared;

(g) The Vendor has taken all reasonable steps and has implemented and maintains all appropriate measures, in accordance with industry best practices, to secure the Information Technology and all information stored or contained therein or transmitted thereby, from loss or unauthorized access, modification, disclosure or use and to ensure the continued, uninterrupted and error free operation of the Information

Technology and has required that the Vendor's third-party providers of Information Technology systems have taken comparable steps;

Section 1.08 Legal Proceedings; Governmental Orders

(a) There are no Actions pending or, to the Vendor's Knowledge, threatened against or by the Vendor (i) relating to or affecting the Purchased Assets or the Assumed Liabilities; or (ii) that challenge or seek to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement. No event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such Action.

(b) There are no outstanding Governmental Orders and no unsatisfied judgments, penalties or awards against, relating to or affecting the Purchased Assets.

Section 1.09 Compliance with Laws; Permits

(a) The Vendor is complying with all Laws applicable to the ownership and use of the Purchased Assets.

(b) All Permits required for the Vendor for the ownership and use of the Purchased Assets have been obtained by the Vendor and are valid and in full force and effect. All fees and charges with respect to such Permits as of the date hereof have been paid in full. No event has occurred that, with or without notice or lapse of time or both, would reasonably be expected to result in the revocation, suspension, lapse or limitation of any Permit.

Section 1.10 Taxes

(a) All Tax Returns required to be filed by or on behalf of Vendor with respect to the ownership of the Purchased Assets for all periods prior to the Closing have been duly and timely filed with the appropriate Governmental Authority in all jurisdictions in which such Tax Returns are required to be filed, and all such Tax Returns are true, complete and correct in all respects.

(b) The Vendor has timely paid all Taxes which are due and payable by it with respect to the Purchased Assets for all periods prior to the Closing.

(c) The Vendor has complied in all material respects with all applicable Laws relating to the payment and withholding of Taxes in respect of the ownership of the Purchased Assets, and has duly and timely withheld and paid over to the appropriate Governmental Authority all amounts required to be so withheld and paid under all applicable Laws in respect of the ownership of the Purchased Assets.

(d) There are no outstanding liabilities for Taxes payable, collectible or required to be remitted by the Vendor, whether assessed or not, which may result in an Encumbrance on or other claim against, or seizure of, all or any part of the Purchased Assets or that would result in the Purchaser becoming liable or responsible for such liabilities, and no event has occurred that, with the passage of time or the giving of notice, or both, could reasonably be expected to result in an Encumbrance for Taxes on any of the Purchased Assets, nor is any taxing authority in the process of imposing any Encumbrances for Taxes on any of the Purchased Assets.

(e) The Vendor is not a non-resident of Canada within the meaning of the Tax Act.

Section 1.11 Brokers

No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement or any other Transaction Document based upon arrangements made by or on behalf of the Vendor.

Section 1.12 Full Disclosure

No representation or warranty by the Vendor in this Agreement or any certificate or other document furnished or to be furnished to the Purchaser under this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading.

EXHIBIT (12)

BILL OF SALE AND GENERAL CONVEYANCE

THIS BILL OF SALE AND GENERAL CONVEYANCE is made effective this 28th day of November 2024 (the "**Effective Date**").

BETWEEN:

RIVOGENIX ENERGY CORP., a corporation governed by the laws of British Columbia, (the "**Vendor**")

- and -

AF REDWATER, INC., a corporation incorporated governed by the laws of Alberta (the "**Purchaser**"),

RECITALS:

A. Rivogenix Energy Corp. ("**Rivogenix**") is party to two asset purchase agreements dated as of October 18, 2024 and November 18th 2024, as assigned to the Purchaser by Rivogenix (the "**Purchase Agreement**").

B. In connection with the transactions contemplated by the Purchase Agreement, prior to the Closing, the Vendor has agreed to sell and the Purchaser has agreed to purchase the Transferred Assets, as are set forth in greater detail in Schedule "A" attached hereto.

C. The Purchaser and Vendor desire to enter into this Bill of Sale and Conveyance to sell, assign, convey and transfer the Transferred Assets to the Purchaser, and for the Purchaser to irrevocably assume all obligations, indebtedness and any other liabilities in respect of the Transferred Assets, including the Assumed Liabilities.

NOW THEREFORE, in consideration of the mutual promises contained in the Purchase Agreement, the payment of the Excluded Asset Purchase Price, the assumption of any and all obligations and liabilities related to the Transferred Assets, and for other good and valuable consideration given by the Purchaser to the Vendor (the receipt and sufficiency of which are hereby acknowledged), the parties agree as follows:

1. **Capitalized Terms.**

Capitalized terms used in this Bill of Sale and General Conveyance but not defined herein shall have the meanings ascribed to them in the Purchase Agreement.

2. **Conveyance and Sale.**

Effective as of the Closing Date, the Vendor does hereby sell, assign, transfer, convey and deliver to the Purchaser all of the right, title and interest of the Vendor in and to the Transferred Assets, all of which are now in the possession of the Purchaser, to have and to hold same for the Purchaser's sole and only use forever.

3. **Excluded Asset Purchase Price.**

The aggregate purchase price payable for the Transferred Assets is the sum of **U.S. $1,500,000** (including G.S.T.), which amount has been paid by the Purchaser to the Vendor on or before the execution of this Agreement, and the Vendor acknowledges receipt thereof.

4. **Assumption of Purchased Assets.**

(a) Purchaser hereby accepts the assignment of all Vendor's right, title and interest in and to, and all benefits and obligations of Vendor of the Transferred Assets granted herein and covenants, acknowledges and agrees to be bound by and to perform, observe and be subject to all of the terms, covenants and conditions related to the Transferred Assets on and after the Closing Time, including any lending or financing arrangements related thereto.

5. **General Provisions.**

(a) Each of the Purchaser and Vendor hereby covenants and agrees that, at any time and from time to time after the Effective Date, it will, upon the request of the other party execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered all such further acts, deeds, assignments, transfers, conveyances and assurances as may be required for the carrying out and performance of all the terms of this Bill of Sale and General Conveyance.

(b) In the event of any conflict or inconsistency between this Bill of Sale and General Conveyance and the Purchase Agreement, the Purchase Agreement shall govern and prevail.

(c) This Bill of Sale and General Conveyance shall be governed by and construed in accordance with the laws of the Province of Alberta and the federal laws of Canada applicable therein.

(d) This Bill of Sale and General Conveyance shall enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

(e) This Bill of Sale and General Conveyance may be executed and delivered in any number of counterparts and by different parties on separate counterparts, each of which, when so executed (as evidenced by an original, electronic or facsimile signature), shall be deemed to be an original and all of which, when taken together, shall constitute one and the same instrument

[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, the parties hereto have duly executed this Bill of Sale and General Conveyance as of the date first written above.

AF REDWATER, INC.

Per Signed by: Jolie Kahn
1C94FC5EDA794F4...

Name: Jolie Kahn
Authorized Signatory

RIVOGENIX ENERGY CORP.

By: Signed by: Kevin Beaulieu
DC501391ABBD453...

Name: Kevin Beaulieu

Schedule "A"
Transferred Assets

SCHEDULE "A"

Plant

All turbines, combustors and compressors currently comprise the Plant, including any and all software, computer hardware, network, servers, wires, cables, tubes, and any structures, cowling or housing of any of the foregoing components.

EQUIPMENT DETAILS

1. **Redwater Natural Gas Power Plant**
   - Inclusive of balance of plant
   - Does not include applicable taxes
2. Rated Capacity: 1.2MW Continuous (ISO Conditions)
3. Fuel Type: Natural Gas
4. Rated Voltage: 480V (configured to 415V)
5. Frequency: 60Hz
6. Year of Manufacture: 2005
7. Hours: Approx 18,000 hours since zero hour rebuild.
   - Maintenance records of the equipment are included.
8. EX WORKS – Redwater, AB
9. Equipment will be sold "as is, where is" with the balance of CAT OEM warranty on applicable components and ComGen warranty on workmanship.
10. **Does not** include black start generator
    - 50kw Natural Gas Stand-by Generator
    - Service proivided by ComGen Power Solutions Ltd.
    - Rental Agreement between ComGen and Real PWR will be assigned to RivoGenix
    - Current Rental Cost: $800/month

1MW prefabricated modular data center infrastructure

Inclusive of balance of data center;

4160V Switchgear

2.25MW Transformers Skids / Switchboards

HV Cable

LV Cable

1MW Mining buildings (Full Automation)

133 S19J Pro BITMAIN ASIC Miners